Exhibit 23.1


                        CONSENT OF INDEPENDENT ACCOUNTANT


We hereby consent to the incorporation by reference in the Registration Statements No. 333-133939, 333-137645, and 333-140872 on Form S-8 of our report dated June 20, 2007, relating to the financial statements of Quest Minerals & Mining Corp., which appear in this Annual Report on Form 10-KSB of Quest Minerals & Mining Corp. for the years ended December 31, 2006, 2005 and 2004.




/s/ KEMPISTY & COMPANY CPAS, PC


Kempisty & Company
Certified Public Accountants PC
New York, New York

July 19, 2007